UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2017 (December 12, 2016)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road Estero, Florida 33928 8501 Williams Road Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Hertz Global Holdings, Inc. (“HGH”) and The Hertz Corporation (together with HGH, the “Companies”) with the Securities and Exchange Commission on December 13, 2016 (the “Initial Filing”).  The Initial Filing, among other things, reported the appointment of Kathryn V. Marinello as President and Chief Executive Officer of the Companies and the contents of her term sheet outlining her employment arrangements at the Companies. The information contained in Item 5.02 under the caption “Employment Arrangements with Kathryn V. Marinello” amends the information contained in the Initial Filing.  The information contained in Item 5.02 under the caption “2017 Forms of Equity Award Agreements” is information first reported in this Current Report on Form 8-K/A.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Arrangements with Kathryn V. Marinello

On March 2, 2017, HGH and Ms. Marinello executed Ms. Marinello’s employment agreement and change-in-control agreement, and Ms. Marinello was granted the sign-on equity awards provided under her employment agreement.

Consistent with the terms of the term sheet that were described in the Initial Filing, the employment agreement provides for an annual base salary of $1,450,000, a target annual bonus opportunity of 150% of her annual base salary and sign-on equity awards with a grant date fair value of approximately $5,175,000, allocated 60% in the form of performance options, 10% in the form of restricted shares and 30% in the form of performance shares.  The sign-on equity awards are scheduled to vest on December 31, 2019, subject to Ms. Marinello’s continued service through such date and the satisfaction of performance goals related to EBITDA (in the case of the performance options and performance shares) or revenue (in the case of the restricted shares).  Following 2017, Ms. Marinello will be eligible to receive equity awards on a basis no less favorable than grants made to other senior executives of the Companies.  Ms. Marinello also will be eligible to participate in the employee benefit plans offered to other senior executives of the Companies, and will be entitled to indemnification to the fullest extent permitted by applicable law and directors’ and officers’ insurance coverage to the same extent as other directors and executive officers of the Companies.  In addition, Ms. Marinello will receive a $10,000 allowance to assist her with shipping personal goods to Florida, a $25,000 payment each January to cover traveling expenses and up to $50,000 to cover expenses incurred in connection with the negotiation of her employment arrangements with the Companies.

Under the employment agreement, if Ms. Marinello’s employment were terminated involuntarily by the Companies without cause, by Ms. Marinello for good reason or due to death or disability, she would be entitled to vesting of any unvested portion of her sign-on equity awards, which vesting would be determined based on actual performance at the end of the performance period and prorated based on the portion of the vesting period elapsed as of the date of her termination.  In addition, upon a termination of employment involuntarily by the Companies without cause or by Ms. Marinello for good reason, Ms. Marinello will be eligible for severance benefits under the HGH Severance Plan for Senior Executives (with a severance multiple of 1.5x).

The change-in-control agreement between HGH and Ms. Marinello is substantially consistent with the change-in-control agreements between HGH and its other executive officers, except it provides for a severance multiple of 2.5x (which is the same as was provided to HGH’s prior President and Chief Executive Officer, John Tague) and provides for a reduction in change-in-control payments to the extent a reduction would place Ms. Marinello in a more favorable after-tax position.  In addition to her benefits under the change-in-control agreement, any sign-on equity awards that remain outstanding following a change in control would be eligible for full vesting (with the payment of severance benefits is subject to Ms. Marinello’s execution of a release of claims in favor of the Companies and their affiliates). In addition, the employment agreement provides for restrictions on (a) competition and solicitation of employees and customers, clients and distributors of the Companies and its affiliates while employed and for two years following termination of employment for any reason and (b) disclosure of confidential information while employed and perpetually thereafter and (c) disparaging the Companies and its affiliates while employed and perpetually thereafter.

The summary descriptions of the employment arrangements with Ms. Marinello included in the Initial Filing and herein is qualified in its entirety by reference to the employment agreement (included as Exhibit 10.1 hereto), and the change in control severance agreement (included as Exhibit 10.2 hereto), each of which is incorporated herein by reference.

2017 Forms of Equity Award Agreements

On March 2, 2017, the Compensation Committees of the Boards of Directors of the Companies adopted form award agreements for stock options, restricted stock and performance stock (the “Award Agreements”).  The Award Agreements will be used for the fiscal 2017 awards cycle for eligible employees, including the executive officers, under the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan.  The form of employee stock option agreement was updated to revise the vesting structure and the definition of “change in control”.  The form of restricted stock agreement and two forms of performance stock agreements are new equity awards which the Compensation Committees did not grant to eligible employees in previous award cycles.

The foregoing summary descriptions of the Award Agreements are qualified in their entirety by reference to the full text of the Award Agreements, which are attached as Exhibits 10.3 through 10.6 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed as part of this report:

Exhibit	Description

10.1	Employment Agreement, dated as of March 2, 2017, between Hertz Global Holdings, Inc. and Kathryn V. Marinello

10.2	Change in Control Severance Agreement, dated as of March 2, 2017, between Hertz Global Holdings, Inc. and Kathryn V. Marinello

10.3	Form of Employee Stock Option Agreement

10.4	Form of Restricted Stock Agreement

10.5	Form of Performance Stock Agreement (EBITDA Award)

10.6	Form of Performance Stock Agreement (Donlen EBITDA Award)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Richard J. Frecker

	Name:	Richard J. Frecker
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 7, 2017